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                                                                   EXHIBIT 10.10

                             IRREVOCABLE COMMITMENT


This Agreement is made and entered into this 28/th/ day of October, nineteen hundred ninety eight by and between:

ZEBRA FORVALTNINGS, A.B. (hereinafter referred to as ZF AB'), a company Incorporated under the law of Sweden, 17274 Sundyberg (Sweden), Starbacksgatan 3, identification no. SE-556543-5590, represented by Maria-Isabel Gonzalez, as proxy of the company; and

MILCAP MEDIA LIMITED (hereinafter referred to as 'MML'), a company Incorporated under the law of Cyprus, Limassol (Cyprus), Nicolaou Pentadromos Center, Office 908, represented by Nlamh Whelan, as proxy of the company.

WITNESS TO:

Whereas ZF AB is the owner of a 31% of the shares of the Spanish company Viladalt, S.L.;


Whereas, MML, together with another company related to the Group are the owners of the other 69% of the Viadalt, S.L. shares;

Whereas ZF AB, to avoid the appearance of a conflict of interests, agrees to sell its interests in Viladalt, S.L. at its costs, with no profit at ll, and to MML's Group or according to MML's Interest;

NOW THEREFORE, in consideration of the aforementioned, both parties agree as follows:

1. ZF AB commits itself to sell all the shares owned of Viladalt, S.L. to MML or any other company related to or appointed by MML, when and if the company or its assets are sold.

2. ZF AB formally commits itself not to make any profit on the aforementioned transaction or transactions and therefore warrants hereby that shall sell its interests in Viladalt, S.L.at its costs, just to recover the funds invested and without making any profit on the transaction.


IN WITNESS WHEREOF, both parties have executed this binding Agreement as of the date first written above.



_______________________________               _______________________________
Maria-Isabel Gonzalez Rodriguez               Niamh Whelan
ZEBRA FORVALTNINGS AB                         MILCAP MEDIA LIMITED